                                                                      EXHIBIT 21

                                SUBSIDIARIES LIST

      Set forth below is information with respect to the Company and its subsidiaries, along with the respective states or countries of incorporation. Unless otherwise noted, each subsidiary is wholly owned.


                                                             State or Country
Name                                                         of Incorporation
----                                                         ----------------

Smart & Final Inc.                                             Delaware

    FoodServiceSpecialists.com                                 Oregon

    Smart & Final Stores Corporation                           California

    Smart & Final Scholarship Foundation                       California

    Smart & Final de Mexico, S.A. de C. V.                     Mexico

             Smart & Final del Noroeste, S.A. de C. V.*        Mexico

    Smart & Final Oregon, Inc.                                 Oregon

    Casino Frozen Foods, Inc.                                  California

    American Foodservice Distributors, Inc.                    California

             Port Stockton Food Distributors, Inc.             California

             CB Foods, Inc.                                    California

             Henry Lee Company                                 Florida

                      Henry Lee Exports Corp.                  Florida

                      Okun Produce Company                     Florida

             AmeriFoods Trading Company                        Florida

    H L Holding Corporation                                    Nevada

--------------------
* Smart & Final del Noroeste, S.A. de C.V. is a 50% owned subsidiary of Smart & Final de Mexico, S.A. de C. V.